UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 17, 2011

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2011, the Compensation Committee of the Board of Directors of Air Lease Corporation (the “Company”) approved an increase in the annual base salary for James C. Clarke, Senior Vice President and Chief Financial Officer of the Company. Mr. Clarke’s annual base salary was increased from $270,000 to $310,500, retroactive to October 15, 2011.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 17, 2011, the Board of Directors of the Company approved an amendment to the Company’s Code of Business Conduct and Ethics (the “Code”), which is applicable to all employees, officers, and directors of the Company, to reflect current fair employment practices. The foregoing description of the amendment to the Code is qualified in its entirety by reference to the Code, the text of which is attached hereto as Exhibit 14.1 and incorporated in this Item 5.05 by reference.

A copy of the Code can be obtained free of charge from the “Investors” section of the Company’s website at www.airleasecorp.com.

Information on the Company’s website is not incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 14.1	Code of Business Conduct and Ethics (as revised November 17, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: November 22, 2011	/s/ Grant A. Levy
Grant A. Levy
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

14.1	Code of Business Conduct and Ethics (as revised November 17, 2011)